                                                                     EXHIBIT 4.1



                                  WARRANT AGREEMENT

                                     Dated as of

                                    August 6, 1997

                                       between

                               TELETRAC HOLDINGS, INC.

                                         and

                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Warrant Agent






                     ___________________________________________

                                     Warrants for
                               Class A Common Stock of
                               Teletrac Holdings, Inc.

                     ___________________________________________

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                                  TABLE OF CONTENTS


                                                                            PAGE


ARTICLE 1     Definitions...................................................  1
    SECTION 1.01.  Definitions..............................................  1
    SECTION 1.02.  Other Definitions........................................  5
    SECTION 1.03.  Rules of Construction....................................  5

ARTICLE 2     Warrant Certificates..........................................  6
    SECTION 2.01.  Form and Dating..........................................  6
    SECTION 2.02.  Legends..................................................  7
    SECTION 2.03.  Execution and Countersignature........................... 11
    SECTION 2.04.  Certificate Register..................................... 11
    SECTION 2.05.  Separation of Warrants and Notes......................... 11
    SECTION 2.06.  Restricted Warrants...................................... 12
    SECTION 2.07.  Global Warrants.......................................... 12
    SECTION 2.08.  Transfer and Exchange.................................... 13
    SECTION 2.09.  Replacement Certificates................................. 21
    SECTION 2.10.  Temporary Certificates................................... 21
    SECTION 2.11.  Cancellation............................................. 21

ARTICLE 3     Exercise Terms................................................ 21
    SECTION 3.01.  Exercise Price........................................... 21
    SECTION 3.02.  Exercise Periods......................................... 22
    SECTION 3.03.  Expiration............................................... 22
    SECTION 3.04.  Manner of Exercise....................................... 22
    SECTION 3.05.  Issuance of Warrant Shares............................... 22
    SECTION 3.06.  Fractional Warrant Shares................................ 23
    SECTION 3.07.  Reservation of Warrant Shares............................ 23
    SECTION 3.08.  Compliance with Law...................................... 23
    SECTION 3.09.  Regulation S............................................. 24

ARTICLE 4     Antidilution Provisions....................................... 24
    SECTION 4.01.  Changes in Common Stock.................................. 24
    SECTION 4.02.  Cash Dividends and Other Distributions................... 24
    SECTION 4.03.  Rights Issue To All Holders of Common Stock.............. 25
    SECTION 4.04.  Other Issuances of Common Stock or Rights................ 26
    SECTION 4.05.  Combination; Liquidation................................. 27
    SECTION 4.06.  Other Events............................................. 27

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                                                                            PAGE

    SECTION 4.07.  Superseding Adjustment................................... 27
    SECTION 4.08.  Minimum Adjustment....................................... 28
    SECTION 4.09.  Notice of Adjustment..................................... 28
    SECTION 4.10.  Notice of Certain Transactions........................... 29
    SECTION 4.11.  Adjustment to Warrant Certificate........................ 29
    SECTION 4.12.  Exercise Price Equal to Par Value........................ 30

ARTICLE 5     Registration Rights........................................... 30
    SECTION 5.01.  Effectiveness of Registration Statement.................. 30
    SECTION 5.02.  Suspension............................................... 31
    SECTION 5.03.  Blue Sky................................................. 32
    SECTION 5.04.  Accuracy of Disclosure................................... 32
    SECTION 5.05.  Indemnification.......................................... 32
    SECTION 5.06.  Additional Acts.......................................... 35
    SECTION 5.07.  Expenses................................................. 36
    SECTION 5.08.  Liquidated Damages....................................... 36

ARTICLE 6     Warrant Agent................................................. 37
    SECTION 6.01.  Appointment of Warrant Agent............................. 37
    SECTION 6.02.  Rights and Duties of Warrant Agent....................... 37
    SECTION 6.03.  Individual Rights of Warrant Agent....................... 38
    SECTION 6.04.  Warrant Agent's Disclaimer............................... 38
    SECTION 6.05.  Compensation and Indemnity............................... 38
    SECTION 6.06.  Successor Warrant Agent.................................. 39

ARTICLE 7     Miscellaneous................................................. 41
    SECTION 7.01.  SEC Reports and Other Information........................ 41
    SECTION 7.02.  Persons Benefitting...................................... 41
    SECTION 7.03.  Restrictions on Rights of Holders........................ 41
    SECTION 7.04.  Amendment................................................ 41
    SECTION 7.05.  Notices.................................................. 42
    SECTION 7.06.  Governing Law............................................ 43
    SECTION 7.07.  Successors............................................... 43
    SECTION 7.08.  Counterparts............................................. 43
    SECTION 7.09.  Table of Contents; Headings.............................. 43
    SECTION 7.10.  Severability............................................. 43

         WARRANT AGREEMENT dated as of August 6, 1997 (this "AGREEMENT"), between TELETRAC HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), and Norwest Bank Minnesota, National Association, as Warrant Agent (the "WARRANT AGENT").

         Holdings desires to issue the warrants (the "WARRANTS") described herein. The Warrants will initially entitle the holders thereof (the "HOLDERS") to purchase in the aggregate 56,437 shares of Class A Common Stock, par value $0.01 per share, of Holdings (the "COMMON STOCK") in connection with an offering by Holdings and Teletrac, Inc., a Delaware corporation ("TELETRAC"), (the "UNITS OFFERING") of 105,000 units (the "UNITS"). Each Unit will consist of (i) $1,000 aggregate principal amount of 14% Senior Notes due 2007 (the "NOTES") issued by Teletrac, and (ii) one Warrant issued by Holdings. Each Warrant will entitle the Holder to purchase 0.537495 shares of Common Stock, subject to adjustment as provided herein. In connection with the sale of the Units, 105,000 Warrants will be issued to the purchasers of the Units.

         The Warrants will not trade separately from the Notes until the earliest of (i) the date that is 180 days following the Closing Date; (ii) the commencement of the Exchange Offer (as defined in the Indenture); (iii) the date on which a shelf registration statement with respect to the Notes is declared effective; (iv) such earlier date as Donaldson, Lufkin & Jenrette Securities Corporation shall determine in its sole discretion, and (v) in the event of a Change in Control (as defined in the Indenture), the date Teletrac mails the required notice thereof to the holders of the Notes (the earliest of any such date being referred to as the "SEPARATION DATE").

         Holdings further desires the Warrant Agent to act on behalf of Holdings in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:


                                      ARTICLE 1

                                     DEFINITIONS

         SECTION 1.01.  DEFINITIONS.

         "AFFILIATE" of any Person means any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT MEMBERS" has the meaning set forth in Section 2.07(e).

         "APPLICABLE PROCEDURES" has the meaning set forth in Section 2.08(c)(iii).

         "BOARD" means the Board of Directors of Holdings or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "BUSINESS DAY" means each day that is not a Saturday, a Sunday or a day on which banking institutions are required to be closed in the State of New York.

         "CEDEL" means Cedel Bank, societe anonyme.

         "COMBINATION" means an event in which Holdings consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

         "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date means: (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between Holdings and a Person other than an Affiliate of Holdings, the closing of which occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert; or (ii) if the security is registered under the Exchange Act, the average of the last reported sale price of the Common Stock (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (PROVIDED, HOWEVER, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act) amended.

         "CUSTODIAN" means Norwest Bank Minnesota, National Association, and any successor custodian, as custodian of the Global Warrants for DTC under custody agreements, or any similar successor agreement or agreements.

         "DAMAGES PAYMENT DATE" means February 1 and August 1].

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         "DEPOSITARY" means, with respect to the Global Warrants, DTC or such other Person as shall be designated as Depositary by the Company pursuant to this Indenture.

         "DTC" means the Depository Trust Company, a New York corporation.

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE DATE" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

         "FCC" means the Federal Communications Commission.

         "GLOBAL WARRANT" means any Regulation S Temporary Global Warrant, any Restricted Global Warrant or any Unrestricted Global Warrant, as the case may be.

         "INDENTURE" means the Indenture dated as of August 6, 1997, among Teletrac and the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time.

         "INDEMNIFIED PARTIES" means either Holder Indemnified Parties or Issuer Indemnified Parties, as such items are set forth in Section 5.05.

         "INDEMNIFYING PARTIES" means the party indemnifying Holder Indemnified Parties or Issuer Indemnified Parties, as the case may be.

         "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation, a [Delaware] corporation, and TD Securities (USA) Inc., a [Delaware] corporation.

         "ISSUE DATE" means the date on which Warrants are initially issued.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of Holdings.

         "OWNER SECURITIES CERTIFICATION" has the meaning specified in Section 2.01(b)(ii).

         "PERSON" means any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated July 31, 1997, among Teletrac Inc., Holdings, and the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S TEMPORARY GLOBAL WARRANT" has the meaning set forth in
Section 2.01(b)(i).

         "RESTRICTED GLOBAL WARRANT" has the meaning set forth in Section
2.01(c).

         "RESTRICTED PERIOD" means the period (a) beginning on and including the later of (i) the Offering Date (as defined in the Offering Memorandum) and
(ii) the Issue Date and (b) ending on the first anniversary thereof.

         "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SEPARATION DATE" means the date on which the Notes and Warrants will be separately transferable, which date shall be the earliest of (i) the date that is 180 days following the Closing Date, (ii) the Commencement of the Exchange Offer (as defined in the Offering Memorandum), (iii) the date a shelf registration statement with respect to the Notes is declared effective, (iv) such date as Donaldson, Lufkin & Jenrette Securities Corporation shall determine in its sole discretion, and (v) in the event a Change of Control occurs (as defined in the Indenture relating to the Notes), the date the Company mails the required notice thereof to the Holders.

         "TRUSTEE" means Norwest Bank Minnesota, National Association or any successor trustee under the Indenture.

         "UNRESTRICTED GLOBAL WARRANT" has the meaning set forth in Section 2.01(b)(i).

         "WARRANT CERTIFICATES" mean the registered certificates (including without limitation, the global certificates) issued by Holdings under this Agreement representing the Warrants.

         "WARRANT SHARES" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable.

         SECTION 1.02.  OTHER DEFINITIONS.

                                                                      Defined in
TERM                                                                    SECTION

"Agreement".............................................................Recitals
"Certificate Register"..................................................... 2.04
"Common Shelf Registration Statement"...................................... 5.01
"Common Stock"......................................................... Recitals
"Exercise Price"........................................................... 3.01
"Expiration Date"....................................................... 3.02(b)
"Holders".............................................................. Recitals
"Holdings"............................................................. Recitals
"Notes"................................................................ Recitals
"Registrar"................................................................ 3.07
"Separability Legend"................................................... 2.02(b)
"Separation Date"...................................................... Recitals
"Successor Company"..................................................... 4.05(a)
"Transfer Agent"........................................................... 3.05
"Units"................................................................ Recitals
"Units Offering"........................................................Recitals
"Warrant Agent"........................................................ Recitals
"Warrants"............................................................. Recitals
"Warrant Shelf Registration Statement"..................................... 5.01

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the text otherwise requires:

         (i)     a defined term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

         (iii)   "or" is not exclusive;

         (iv)    "including" means including without limitation; and

         (v) words in the singular include the plural and words in the plural include the singular.

                                      ARTICLE 2

                                 WARRANT CERTIFICATES

         SECTION 2.01. FORM AND DATING. (a) Each Warrant Certificate shall be substantially in the form of Exhibit A-1 through A-3, as applicable, which are hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Holdings) and shall bear the legends required by Section 2.02. Each Warrant Certificate shall be dated the date of its countersignature. The terms of the Warrant Certificate set forth in A-1 through A-3, as applicable, are part of the terms of this Agreement.

         (b)(i) Warrants that are to be offered and resold by the Initial Purchasers in reliance on Regulation S shall be issued initially in the form of a single temporary Global Warrant (a "REGULATION S TEMPORARY GLOBAL WARRANT") in fully registered form, substantially in the form of EXHIBIT A-1 hereto, with such applicable legends as are provided for in Section 2.02 hereof. Any Regulation S Temporary Global Warrant shall be duly executed by Holdings, and shall be registered in the name of the Depositary or its nominee and deposited with the Warrant Agent, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of such Warrant (or to such other accounts as they may direct) at Euroclear or CEDEL. On or after the termination of the Restricted Period, interests in the Regulation S Temporary Global Warrant will be exchangeable for an unrestricted Global Warrant (an "UNRESTRICTED GLOBAL WARRANT"), in definitive, fully registered form, substantially in the form of EXHIBIT A-2 hereto, with such applicable legends as are provided for in Section 2.02 and in accordance with clause (ii) below. The aggregate number of shares of Common Stock issuable upon exercise of a Regulation S Temporary Global Warrant and an Unrestricted Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         (ii) Upon (I) the expiration of the Restricted Period, (II) receipt by Euroclear or CEDEL, as the case may be, and the Paying Agent of a written certification (an "Owner Securities Certification") substantially in the form of Exhibit B-1 hereto, and upon delivery by Euroclear or CEDEL, as the case may be, to the Paying Agent of a Certification or certifications (each, a "Depositary Securities Certification") substantially in the form of Exhibit B-2 hereto,
(III) receipt by the Depositary of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Unrestricted Global Warrant in an amount equal to that of the beneficial interest in such Regulation S Temporary Global Warrant and (2) a written order given in accordance with the Applicable Procedures regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (IV) receipt by the Trustee of notification from the Depositary of the transactions described in (III) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the number of shares of Common Stock issuable upon the exercise of such Regulation S Temporary Global Warrant and to increase the number of shares of Common Stock issuable upon the exercise of such Unrestricted Global Warrant, by the amount of the beneficial interest in such Regulation S Temporary Global Warrant to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Warrant equal to the amount by which the number of shares of Common Stock issuable upon the exercise of such Regulation S Temporary Global Note was reduced upon such transfer.

         (c) Warrants that are to be offered and resold by the Initial Purchasers in accordance with Rule 144A shall be issued in definitive, fully registered form, substantially in the form of Exhibit A-3 hereto, with such applicable legends as are provided for in Section 2.02 below. Such Warrants may be issued in the form of a single Global Warrant (the "RESTRICTED GLOBAL WARRANTS"). Restricted Global Warrants shall be duly executed by Holdings and shall be registered in the name of a nominee of the Depositary and deposited with the Warrant Agent, at its New York office, as custodian for the Depositary, for credit to the respective account of beneficial owners of such Restricted Global Warrants. The aggregate number of shares of Common Stock issuable upon exercise of a Restricted Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary, as hereinafter provided.

         SECTION 2.02. LEGENDS. (a) Each Warrant Certificate shall bear the following legend:

         THE CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF TELETRAC HOLDINGS, INC. ("HOLDINGS") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED

         EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (II) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         (b) Each Warrant Certificate issued prior to the Separation Date shall bear the following legend (the "SEPARABILITY LEGEND"):

         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 AGGREGATE PRINCIPAL AMOUNT OF 14% SENIOR NOTES DUE 2007 OF TELETRAC, INC. (THE "NOTES") AND A WARRANT. THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) 180 DAYS AFTER THE CLOSING DATE OF THE SALE OF THE UNITS, (II) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR THE NOTES, (III) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION MAY DETERMINE, OR (IV) IN THE EVENT OF A "CHANGE IN CONTROL" (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE DATE TELETRAC, INC. MAILS THE REQUIRED NOTICE THEREOF TO THE HOLDERS OF THE NOTES.

         (c) Each Restricted Warrant, unless otherwise agreed by Holdings and the Holder thereof, shall bear the following legend:

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
         (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IT IS ACQUIRING THIS SECURITY IN AN

         OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OF SUCH SECURITY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION." THE "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. EXERCISE OF THIS WARRANT IS SUBJECT TO COMPLIANCE WITH THE COMMUNICATIONS ACT OF 1934, AS AMENDED, WHICH COMPLIANCE MAY REQUIRE APPROVAL BY THE FEDERAL COMMUNICATIONS COMMISSION OF SUCH EXERCISE. THE COMMUNICATIONS ACT OF 1934, AS AMENDED MAY PROHIBIT THE EXERCISE OF SOME OR ALL OF THE WARRANTS BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR

         AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY SIMILAR TO THE EFFECT OF THIS LEGEND."

         (d) Each Warrant Certificate issued in global form and deposited with DTC shall bear the following legend:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), A NEW YORK CORPORATION, TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN."

         (e) Each Regulation S Temporary Global Warrant shall bear a legend substantially in the following form:

         THIS WARRANT IS A REGULATION S TEMPORARY GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT REFERRED TO HEREINAFTER. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL WARRANT MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE WARRANT AGREEMENT), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL WARRANT MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL WARRANT OR IN AN UNRESTRICTED GLOBAL WARRANT UNTIL AFTER THE LATER OF THE DATE ON WHICH

         THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITARY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AGREEMENT, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

         SECTION 2.03. EXECUTION AND COUNTERSIGNATURE. Two Officers shall sign the Warrant Certificates for Holdings by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall nevertheless be valid. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. Such authorized signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

         The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 56,437 Warrant Shares upon a written order of Holdings signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Holdings.

         The Warrant Agent may appoint an agent reasonably acceptable to Holdings to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

         SECTION 2.04. CERTIFICATE REGISTER. The Warrant Agent shall keep a register ("CERTIFICATE REGISTER") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants represented on the face of each Warrant Certificate. Holdings and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither Holdings nor the Warrant Agent shall be affected by notice to the contrary.

         SECTION 2.05. SEPARATION OF WARRANTS AND NOTES. (a) Prior to the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Warrant Agent receives confirmation from the Trustee for the Notes that the Holder thereof has requested a transfer of the related Notes to the same transferee.

         (b) On or after the Separation Date, the Holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

         SECTION 2.06.  RESTRICTED WARRANTS.

         During the period beginning on the Issue Date and ending on the date two years from the Closing Date, all Warrants offered and sold to QIBs in reliance on Rule 144A shall be deemed "Restricted Warrants" and shall bear on their face, and be subject to the restrictions on transfer provided in, the legend set forth therefor in Section 2.02; PROVIDED, HOWEVER, that the term "Restricted Warrants" shall not include Warrants as to which restrictions have been terminated in accordance with Section 2.08(b).

         SECTION 2.07.  GLOBAL WARRANTS.

         (a) Notwithstanding any other provision of this Warrant Agreement, a Global Warrant shall not be exchanged in whole or in part for a Warrant registered in the name of any person other than the Depositary or one or more of its nominees thereof, unless (1) the Depositary (A) notifies Holdings that it is unwilling or unable to continue as Depositary for such Global Warrant and the Company thereupon fails to appoint a successor Depositary within 90 days or (B) ceases to be a clearing agency registered under the Exchange Act, (2) there shall have occurred and be continuing an Event of Default with respect to the Notes under the Indenture relating thereto, or an event which with notice or lapse of time or both would become such an Event of Default with respect to the Notes, or (3) Holdings, at its sole option, notifies the Warrant Agent in writing that it elects to cause the issuance of certificated Warrants; PROVIDED, HOWEVER, that no exchange may be made pursuant to this clause (3) in respect of any interest in a Regulation S Temporary Global Warrant unless and until the Restricted Period shall have expired and the certifications required by Section 2.01(b)(ii) shall have been provided in respect of such interest. Any Global Warrant shall be so exchanged from time to time in whole and not in part as directed by the Depositary. Any Warrant issued in exchange for a Global Warrant or any portion thereof shall be a Global Warrant, PROVIDED, HOWEVER, that any such Warrant so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Warrant.

         (b) Warrants issued in exchange for a Global Warrant or any portion thereof shall be issued in definitive, fully registered form, shall be exercisable for an aggregate number of shares of Common Stock equal to that of such Global Warrant or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Warrant to be exchanged in whole shall be surrendered by the Depositary to the Warrant Agent located in the Borough of Manhattan,

The City of New York, to be so exchanged. With regard to any Global Warrant to be exchanged in part, either such Global Warrant shall be so surrendered or exchanged or, if the Warrant Agent is acting as custodian for the Depositary or its nominee with respect to such Global Warrant, the number of shares of Common Stock issuable upon the exercise thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Warrant Agent. Upon any such surrender or adjustment, the Warrant Agent shall authenticate and deliver the Warrant issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. Any Warrant delivered in exchange for the Global Warrant or any portion thereof shall, except as otherwise provided by
Section 2.08, bear the legend regarding transfer restrictions required by
Section 2.02.

         (c) Subject to the provisions in the legends required by Section 2.02 above, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Warrant Agreement.

         (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.07, Holdings will promptly make available to the Warrant Agreement a reasonable supply of certificated Warrants in definitive, fully registered form.

         (e) Neither members of, participants in, the Depositary ("AGENT MEMBERS") nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Warrant held on their behalf by the Depositary or under the Global Warrant, and the Depositary may be treated by Holdings, the Warrant Agent and any agent of Holdings or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holdings, the Warrant Agent or any agent of Holdings or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Warrant. With respect to any Global Warrant deposited on behalf of the subscribers for the Warrants represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to Global Warrants.

         SECTION 2.08.  TRANSFER AND EXCHANGE.

         (a) GENERAL. At the option of each Holder but subject to the provisions of this Section 2.08, Warrants may be exchanged for other Warrants of any authorized denomination or denominations and of the same aggregate amount, upon surrender of the Warrants to be exchanged at the office or agency of the Warrant Agent in the City of New York. Subject to the terms of this Section 2.08, upon surrender for registration of transfer of any Warrant at any such office or agency of the Warrant Agent, Holdings shall prepare and execute, and the Warrant Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrants of any authorized denomination or denominations and exercisable for the same aggregate number of shares of Common Stock.

         All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of Holdings, and entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

         Every Warrant presented or surrendered for registration of transfer or for exchange shall (if so required by Holdings or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the company and the Registrar (it being understood that, until notice to the contrary is given to Holders of Warrants, Holdings and the Registrar shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Warrant), duly executed by the Holder or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration, registration of transfer or exchange of Warrants, but Holdings and the Warrant Agent shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in United States Dollars sufficient to pay or discharge any stamp duty, tax or other governmental charge or insurance charge that may be imposed in connection with such registration of transfer or exchange.

         Holdings shall not be required to register the transfer of, or exchange, any Warrant called for redemption in whole or in part, except the unredeemed portion of any Warrant being redeemed in part.

         (b) RESTRICTED WARRANTS. Every Restricted Warrant, including any Warrant issued upon transfer or exchange thereof, shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of such Restricted Warrant pursuant to Section 2.02, unless such restrictions on transfer shall be waived by the written consent of Holdings, and the Holder of each Restricted Warrant, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Warrant is presented or surrendered for registration of transfer or for exchange for a Warrant registered in a name other than that of the Holder, such Restricted Warrant must be accompanied by a transferor's certificate in substantially the form set forth in EXHIBIT B-4 and, in the case of transfers of Restricted Warrants pursuant to Rule 144A, a transferee's certificate substantially in the form set forth in EXHIBIT B-8. The Registrar shall not be required to accept for such registration of transfer or exchange any Restricted Warrant unless such Registrar is satisfied that the restrictions on transfer as set forth in this Warrant Agreement have been complied with.

         The restrictions imposed by this Section 2.08(b) and Section 2.06 upon the transferability of any particular Restricted Warrant shall cease and terminate when such Restricted Warrant (i) has been sold pursuant to an effective registration statement, (ii) may be transferred pursuant to Rule 144 (or any successor provision thereto), unless the Holder thereof is an affiliate of the Issuer within the meaning of Rule 144 (or such successor provision), or
(iii) has been transferred pursuant to Regulation S. Any Restricted Warrant as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Warrant for exchange to the Registrar in accordance with the provisions of this
Section 2.08 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and in form acceptable to the Issuer, to the effect that the transfer of such Restricted Warrant has been made in compliance with Rule 144 or such successor provision) be exchanged for a new Warrant, exercisable for the same number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.01(d). Holdings shall inform the Warrant Agent of the effective date of any registration statement registering the Warrants under the Securities Act. The Warrant Agent shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         As used in the preceding two paragraphs of this Section 2.08(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Warrant.

         (c)  TRANSFER OF GLOBAL WARRANTS AND INTERESTS THEREIN.
Notwithstanding any other provision of this Warrant Agreement or the Warrants, transfers of a Global Warrant, in whole or in part, and transfers of interests therein of the kind described in clauses (iii), (iv) or (v) below, shall be made only in accordance with this Section 2.08(c), and all transfers of an interest in a Regulation S Temporary Global Warrant shall comply with Sections 2.08(c)(ii), (v) and (vi) below.

         (i) GENERAL. A Global Warrant may not be transferred, in whole or in part, to any person other than the Depositary or a nominee thereof, and no such transfer to any such other person may be registered; PROVIDED, HOWEVER, that this clause (i) shall not prohibit any transfer of a Warrant that is issued in exchange for a Global Warrant but is not itself a Global Warrant. No transfer of a Warrant to any person shall be effective under this Warrant Agreement or the Warrants unless and until such Warrant has been registered in the name of such person. Nothing in this Section 2.08(c)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Warrant effected in accordance with the other provisions of this Section 2.08(c).

         (ii) REGULATION S TEMPORARY GLOBAL WARRANT. If the holder of a beneficial interest in a Regulation S Temporary Global Warrant wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Warrant, such transfer may be effected, subject to Applicable Procedures (as defined below), only in accordance with this Section 2.08(c)(ii). Upon delivery (i) by a beneficial owner of an interest in a Regulation S Temporary Global Warrant to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (ii) by the transferee of such beneficial interest in the Regulation S Temporary Global Warrant to Euroclear or CEDEL, as the case may be, of a written certification
    (a "TRANSFEREE SECURITIES CERTIFICATION") substantially in the form of EXHIBIT B-3 hereto and (iii) by Euroclear or CEDEL, as the case may be, to the Warrant Agent of a Depositary Securities Certification, the Warrant Agent may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Global Warrant from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

         (iii) RESTRICTED GLOBAL WARRANT TO REGULATION S TEMPORARY GLOBAL WARRANT. If the holder of a beneficial interest in a Restricted Global Warrant wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Temporary Global Warrant, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and CEDEL, in each case to the extent applicable (the "APPLICABLE PROCEDURES"), only in accordance with the provisions of this Section 2.08(c)(iii). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Temporary Global Warrant exercisable for a number of shares of Common Stock equal to that of the beneficial interest in such Restricted Global Warrant, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of EXHIBIT B-5 attached hereto given by the holder of such beneficial interest and (2) the Warrant Agent, as Registrar, at its office in The City of New York of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, the Warrant Agent, as Registrar, shall instruct the Depositary to reduce the number of shares of

    Common Stock issuable upon the exercise of a Restricted Global Warrant, and to increase the number of shares of Common Stock issuable upon the exercise of a Regulation S Temporary Global Warrant by the amount of such reduction, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a beneficial interest in such Regulation S Temporary Global Warrant exercisable for a number of shares of Common Stock equal to the amount by which the number of shares of Common Stock issuable upon the exercise of the Restricted Global Warrant was reduced upon such transfer.

         (iv) RESTRICTED GLOBAL WARRANT TO UNRESTRICTED GLOBAL WARRANT. If the holder of a beneficial interest in a Restricted Global Warrant wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.08(c)(iv). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Warrant exercisable for a number of shares of Common Stock equal to that of the beneficial interest in such Restricted Global Warrant, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or CEDEL account for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of EXHIBIT B-6 attached hereto given by the holder of such beneficial interest and (2) the Warrant Agent, as Registrar, at its office in The City of New York of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in
    (1)(C) above, the Warrant Agent, as Registrar, shall instruct the Depositary to reduce the number of shares of Common Stock issuable upon the exercise of a Restricted Global Warrant, and to increase the number of shares of Common Stock issuable upon the exercise of an Unrestricted Global Warrant by the amount of such reduction, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Warrant exercisable for a number of shares of Common Stock equal to the amount by which the number of shares of Common Stock issuable upon the exercise of the Restricted Global Warrant was reduced upon such transfer.

         (v) REGULATION S TEMPORARY GLOBAL WARRANT OR UNRESTRICTED GLOBAL WARRANT TO RESTRICTED GLOBAL WARRANT. If the holder of a beneficial interest in a Regulation S Temporary Global Warrant on or after the termination of the Restricted Period, or the holder of a beneficial interest in an Unrestricted Global Warrant at any time, wishes to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Warrant, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 2.08(c)(v) PROVIDED, that with respect to any transfer of a beneficial interest in a Regulation S Temporary Global Warrant (except a transfer pursuant to Section 2.08(c)(vii)(2)) the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered the certificates described in the first paragraph of Section 2.01(b)(ii) with respect to such beneficial interest. Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Warrant exercisable for a number of shares of Common Stock equal to that of the beneficial interest in a Regulation S Temporary Global Warrant or an Unrestricted Global Warrant to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with,and the account of the Agent Member (or, if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be debited for, such beneficial interest, and (2) the Warrant Agent, as Registrar, at its office in The City of New York of notification from the Depositary of the transaction described in (1) above, the Warrant Agent, as Registrar, shall instruct the Depositary to reduce the number of shares of Common Stock issuable upon the exercise of such Regulation S Temporary Global Warrant or Unrestricted Global Warrant as the case may be and increase the number of shares of Common Stock issuable upon the exercise of the Restricted Global Warrant, by the amount of such reduction, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Warrant exercisable for a number of shares of Common Stock equal to the amount by which the number of shares of Common Stock issuable upon the exercise of such Regulation S Temporary Global Warrant or Unrestricted Global Warrant was reduced upon such transfer.

         (vi) INTERESTS IN REGULATION S TEMPORARY GLOBAL WARRANT TO BE HELD THROUGH EUROCLEAR OR CEDEL. Until the later of the termination of the Restricted Period and the provision of the certifications required by
    Section 2.01(b)(ii), interests in any Regulation S Temporary Global Warrant may be held only through Agent Members acting for and on behalf of Euroclear and CEDEL, and any purchaser of Warrants in a sale made in reliance on Regulation S may not sell or offer to sell such Warrants within the United States or to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Regulation S.

         (vii) OTHER EXCHANGES. (1) In the event that a Global Warrant or any portion thereof is exchanged for Warrants other than Global Warrants, such other Warrants may in turn be exchanged (on transfer or otherwise) for Warrants that are not Global Warrants or for beneficial interests in a Global Warrant (if any is then outstanding) only in a manner consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Warrant comply with Rule 144A, Rule 144 or Regulation S, as the case may
    be) and any Applicable Procedures, as may be from time to time adopted by the Issuer and the Warrant Agent; PROVIDED, that, except as permitted in paragraph (2) hereof, no beneficial interest in a Regulation S Temporary Global Warrant shall be exchangeable for a definitive Warrant until the expiration of the Restricted Period and then only if the certifications described in Section 2.01(b)(ii) hereof have been provided in respect of such interest.

                 (2) Notwithstanding any other provision of this Section 2.08, an Initial Purchaser may exchange beneficial interests in a Regulation S Temporary Global Warrant held by it for one or more Restricted Warrants (including an interest in a Restricted Global Warrant) only after delivery by such Initial Purchaser of instructions for such exchange substantially in the form of EXHIBIT B-7. Upon receipt of the instruction described in the preceding sentence, the Warrant Agent shall instruct the Depositary to reduce the number of shares of Common Stock issuable upon the exercise of a Regulation S Temporary Global Warrant by the number of shares of Common Stock issuable upon the exercise of the beneficial interest in such Regulation S Temporary Global Warrant to be so transferred and either
         (A) the Warrant Agent shall instruct the Depositary to increase the number of shares of Common Stock issuable upon the exercise of the Restricted Global Warrant and credit or cause to be credited to the account of the Initial Purchasers a beneficial interest in such Restricted Global Warrant exercisable for a number of shares of Common Stock equal to the amount by which the number of shares of Commons Stock issuable upon the exercise of the Regulation S Temporary Global Warrant was reduced upon such transfer or (B) authenticate and deliver one or more Restricted Warrants exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of the beneficial interest in the Regulation S Temporary Global Warrant to be so transferred, pursuant to the instructions described in the first sentence of this subclause (2).

         (d)     TRANSFER OF RESTRICTED WARRANTS (OTHER THAN A RESTRICTED
GLOBAL WARRANT) TO A GLOBAL WARRANT. If the holder of a Restricted Warrant (other than a Restricted Global Warrant) wishes at any time to transfer such Warrant to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Warrant, a Regulation S Temporary Global Warrant or an Unrestricted Global Warrant, such transfer may be effected, subject to the other provisions of this Warrant Agreement and the Applicable Procedures, only in accordance with this Section 2.08(d). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Global Warrant, a Regulation S Temporary Global Warrant or an Unrestricted Global Warrant, as the case may be, exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of the Restricted Warrant to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear and CEDEL account for which such Agent Member's account is held, or if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be credited with such beneficial interest and (C) an appropriately completed certificate substantially in the form of EXHIBIT B-4 hereto and (2) the Warrant Agent of (A) the Restricted Warrant to be transferred, (B) notification from the Depositary of the transaction described in (1) above and (C) the certificate described in
(1)(C) above, the Warrant Agent shall cancel the Restricted Warrant and instruct the Depositary to increase the number of shares of Common Stock issuable upon the exercise of a Restricted Global Warrant, Regulation S Temporary Global Warrant or Unrestricted Global Warrant, as the case may be, by the number of shares of Common Stock issuable upon the exercise of the Restricted Warrant so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which, in the case of any increase in the number of shares of Common Stock issuable upon the exercise of such Regulation S Temporary Global Warrant, shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a corresponding number of shares of Common Stock issuable upon the exercise of such Restricted Global Warrant, such Regulation S Temporary Global Warrant or such Unrestricted Global Warrant. Any transfer of a Restricted Warrant to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Warrant other than a Restricted Global Warrant may only be effected in accordance with Regulation S or Rule 144.

         (e) Notwithstanding any other provision of this Section 2.08, transfers of any Warrant or a beneficial interest in a Global Warrant made in reliance on Rule 144A may be effected only after delivery to the Depositary or the Warrant Agent by the proposed transferee of an appropriately completed certificate substantially in the form of EXHIBIT B-8.

         (f) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register. No service charge shall be made for any registration of transfer or exchange of the Warrants, but the Warrant Agent may require payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge payable in connection therewith and any other amounts required to be paid by the provisions of the Warrants.

         (g) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of Holdings, evidencing the same debt, and entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

         SECTION 2.09. REPLACEMENT CERTIFICATES. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, Holdings shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of Holdings and the Warrant Agent to protect Holdings and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. Holdings and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of Holdings.

         SECTION 2.10. TEMPORARY CERTIFICATES. Until definitive Warrant Certificates are ready for delivery, Holdings may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that Holdings considers appropriate for temporary Warrant Certificates. Without unreasonable delay, Holdings shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

         SECTION 2.11. CANCELLATION. (a) In the event Holdings shall purchase or otherwise acquire Warrant Certificates, the same shall thereupon be delivered to the Warrant Agent for cancellation.

         (b) The Warrant Agent and no one else shall cancel and may, but shall not be required to, destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation unless Holdings directs the Warrant Agent to deliver canceled Warrant Certificates to Holdings. Holdings may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which Holdings has purchased or otherwise acquired.


                                      ARTICLE 3

                                    EXERCISE TERMS

         SECTION 3.01. EXERCISE PRICE. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 0.537495 shares of Common Stock for a per share exercise price (the "EXERCISE PRICE") of $0.01.

         SECTION 3.02. EXERCISE PERIODS. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after the Separation Date; PROVIDED, HOWEVER, that holders of Warrants will be able to exercise their Warrants only if (A)(i) the Common Shelf Registration Statement relating to the Warrant Shares is then in effect, or
(ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which such Holders reside, and (B) the exercise of the Warrants complies with the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), which compliance may require FCC approval of such exercise.

         (b) No Warrant shall be exercisable after 5:00 p.m., New York time, August 1, 2007 (the "EXPIRATION DATE").

         SECTION 3.03. EXPIRATION. Each Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or
(ii) the date such Warrant is exercised. Holdings shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; PROVIDED, HOWEVER, that if Holdings fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

         SECTION 3.04. MANNER OF EXERCISE. Warrants may be exercised upon (i) surrender to the Warrant Agent at the principal corporate trust office of the Warrant Agent of the related Warrant Certificate, together with the form of election to purchase Common Stock on the reverse thereof duly completed and signed by the Holder thereof, and (ii) payment to the Warrant Agent, for the account of Holdings, of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of Holdings. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and Holdings, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of Holdings for such purpose.

         SECTION 3.05. ISSUANCE OF WARRANT SHARES. Subject to Section 2.08 and to compliance with the Communications Act, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in
Section 3.04, Holdings shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("TRANSFER AGENT") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; PROVIDED, HOWEVER, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date Holdings shall be under no duty to deliver any certificates for such Warrant Shares; PROVIDED FURTHER, HOWEVER, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         SECTION 3.06. FRACTIONAL WARRANT SHARES. Holdings shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), Holdings shall pay to the Holder at the time of exercise an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.07. RESERVATION OF WARRANT SHARES. Holdings shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "REGISTRAR") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. Holdings will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. Holdings will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section
3.06. Holdings will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

         SECTION 3.08. COMPLIANCE WITH LAW. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (A)(i) a registration statement filed under the Securities Act in respect of the issuance of the

Warrant Shares is then in effect, or (ii) in the opinion of counsel to Holdings addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which such holders reside, and (B) the exercise of the Warrants complies with the Communications Act, which compliance may require FCC approval of such exercise.

         SECTION 3.09. REGULATION S. In the event that the Warrant Shares are not registered pursuant to an effective registration statement at the time any Warrant is exercised pursuant to the terms of this Article III, the Company and the Trustee shall apply legends and registration procedures with respect to Warrant Shares in a manner consistent with Article II hereof.


                                      ARTICLE 4

                               ANTIDILUTION PROVISIONS

         SECTION 4.01. CHANGES IN COMMON STOCK. In the event that at any time or from time to time Holdings shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above.
An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Holdings' capital stock.

         SECTION 4.02. CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that at any time or from time to time Holdings shall distribute to all holders of Common Stock (i) any dividend or other distribution of shares of its capital stock or any other assets, properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (w) the issuance of any rights under a stockholder rights plan, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or other cash distributions from current earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights. Such adjustment shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; PROVIDED, HOWEVER, that Holdings is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution Holdings makes the same distribution to Holders of Warrants as it makes to holders of Common Stock PRO RATA based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant.

         SECTION 4.03. RIGHTS ISSUE TO ALL HOLDERS OF COMMON STOCK. In the event that at any time or from time to time Holdings shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock within 60 days after the record date at a price per share (or with an initial conversion, exchange or exercise price) that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock other than in connection with the adoption of a stockholder rights plan by Holdings, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus (ii) the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus (y) the total number of shares of Common Stock which the aggregate consideration expected to be received by Holdings (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this
Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant.

         SECTION 4.04. OTHER ISSUANCES OF COMMON STOCK OR RIGHTS. In the event that at any time or from time to time the Holdings shall issue (i) shares of Common Stock for a consideration per share less than the Current Market
Price per share (excluding securities issued in transactions referred to in Sections 4.01, 4.02 and 4.03 above) or (ii) securities convertible into or exchangeable for shares of Common Stock for a conversion or exchange price which, together with the consideration received upon issuance would be less than the then Current Market Price per share of Common Stock (excluding securities issued in transactions referred to in Sections 4.02 and 4.03 above), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon the exercise of each Warrant by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or such securities plus (ii) the number of additional shares of Common Stock so issued or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Common Stock or such securities plus (y) the total number of shares of Common Stock which the aggregate consideration received or expected to be received by Holdings (assuming the exercise or conversion of all such securities) would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made immediately after such shares of Common Stock or securities are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such shares or securities. No adjustment shall be made pursuant to this Section 4.04 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant. In addition, Holdings shall adjust the number of shares of Common Stock purchasable upon exercise of the Warrants in the event of any issuance or any commitment to issue (with respect to such commitment, the adjustment will occur on the actual date of issuance), at any time within 90 days of the Issue Date, of Common Stock or rights, options or warrants to subscribe therefor to any person; any such adjustment shall be intended to preserve the relative ownership interest in Holdings of the holders of such Warrants as of the Issue Date. No adjustment will be required under this Section 4.04 upon conversion of the Series A Preferred Stock of Holdings or upon issuance of options or shares of Common Stock pursuant to employee stock option or restricted stock purchase plans.

         SECTION 4.05.  COMBINATION; LIQUIDATION.  (a)  Except as provided in
Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, Holdings shall provide that the surviving or acquiring Person (the "SUCCESSOR COMPANY") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
4. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

         (b) In the event of a Combination, where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

         In case of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of Holdings, Holdings, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

         SECTION 4.06. OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrant.

         SECTION 4.07. SUPERSEDING ADJUSTMENT. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article 4 as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants or conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by Holdings upon such exercise plus the aggregate consideration, if any, actually received by Holdings for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.08. MINIMUM ADJUSTMENT. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         SECTION 4.09. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock and other property if any, issuable upon exercise of the Warrants is adjusted, as herein provided, Holdings shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by Holdings) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment. Holdings shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.06. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder determine whether any facts exist which may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

         SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS. In the event that Holdings shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock,
(ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of Holdings or (f) make a tender offer or exchange offer with respect to the Common Stock, Holdings shall, in each case, within five days of any such determination send to the Warrant Agent and the Warrant Agent shall within five days send the Holders a notice (in such form as shall be furnished to the Warrant Agent by Holdings) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 4.11. ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. Holdings, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         SECTION 4.12. EXERCISE PRICE EQUAL TO PAR VALUE. There shall be no adjustment of the Exercise Price, except as provided in this Section 4.12. In the event that the par value of the Class A Common Stock changes as a result of any dividend, distribution, subdivision, combination or reclassification covered by Section 4.01 hereof, the Exercise Price will be adjusted to equal such new par value.


                                      ARTICLE 5

                                 REGISTRATION RIGHTS

         SECTION 5.01.  EFFECTIVENESS OF REGISTRATION STATEMENT.  Subject to
Section 5.02, Holdings shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act and shall use its best efforts to file not later than 30 days after the Issue Date, a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement (the "WARRANT SHELF REGISTRATION STATEMENT"), and shall use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective on or before 90 days after the Issue Date. Subject to Section 5.02, Holdings shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a shelf registration statement (separately from the Warrant Shelf Registration Statement or included as part thereof) covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "COMMON SHELF REGISTRATION STATEMENT", and together with the Warrant Shelf Registration Statement, the "REGISTRATION STATEMENTS") and shall use its best efforts to cause the Common Shelf Registration Statement to be declared effective on or before 90 days after the Issue Date. Subject to Section 5.02, Holdings shall cause each of the Registration Statements to remain effective until (A) in the case of the Common Shelf Registration Statement, the earliest of (i) such time as all Warrants have been exercised and (ii) 30 days after the Expiration Date, and (B) in the case of the Warrant Shelf Registration Statement, the earliest of
(i) such time as all the Warrants have been sold thereunder, (ii) 30 days after the expiration date, (iii) two years after its effective date and (iv) the date that Warrants held by non-affiliates of the Company are tradeable without restriction under Rule 144(k) under the Securities Act. In connection with any Registration Statement, (i) Holdings shall furnish to the Warrant Agent, prior to the filing with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the

Commission, such comments as the Warrant Agent may reasonably propose, (ii) Holdings shall furnish to each Holder, without charge, at least one copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference), (iii) Holdings shall, for so long as any Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and Holdings consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) Holdings may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or to be exercised in connection with the Common Shelf Registration Statement to promptly furnish to Holdings such information regarding the Holder and the distribution of such Warrants or Warrant Shares as Holdings may from time to time reasonably request for inclusion in such Registration Statement, (v) Holdings shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) Holdings shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with and such Registration Statement and (vii) Holdings shall (A) make available all material customary for reasonable due diligence examinations in connection with such Registration Statements, (B) make such representations and warranties to the Holders of Warrants as are customary and reasonable in connection with such Registration Statements, (C) obtain such opinions of counsel to Holdings addressed to and reasonably satisfactory to the Holders as are customary and reasonable in connection with such Registration Statements and
(D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of Holdings addressed to the Holders as are customary and reasonable in connection with such Registration Statements. Holdings will furnish the Warrant Agent with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at Holdings' expense, a prospectus to each holder of a Warrant upon the exercise thereof. Holdings shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of any Registration Statement.

         SECTION 5.02. SUSPENSION. During any consecutive 365-day period, Holdings shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement for two periods of 30 consecutive days, except for the period of 30 consecutive days immediately prior to the Expiration Date if Holdings' Board determines in the exercise of its reasonable judgement that there is a valid business purpose for such suspension and provides notice that such determination was made by Holdings' board to the holders of the Warrants; PROVIDED, HOWEVER, that in no event shall Holdings be required to disclose the business purpose for such suspension if Holdings determines in good faith that such business purpose must remain confidential.

         SECTION 5.03. BLUE SKY. Holdings shall use its reasonable efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its reasonable efforts to maintain such registration or qualification through the earlier of (A) in the case of the Common Shelf Registration Statement, (i) such time as all Warrants have been exercised and (ii) 30 days after the Expiration Date and (B) in the case of the Warrant Shelf Registration Statement, the earliest of (i) such time as all the Warrants have been sold thereunder, (ii) 30 days after the expiration date, (iii) two years after its effective date and
(iv) the date that Warrants held by non-affiliates of the Company are tradeable with restriction under Rule 144(k) under the Securities Act; PROVIDED, HOWEVER, that Holdings shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         SECTION 5.04. ACCURACY OF DISCLOSURE. Holdings represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that Holdings shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to Holdings by or on behalf of any of the Holders specifically for inclusion therein.

         SECTION 5.05. INDEMNIFICATION. (a) In connection with any Registration Statement required hereunder, Holdings agrees to indemnify and hold harmless each Holder of the Warrants and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "HOLDER INDEMNIFIED PARTIES") from and against any losses, claims, damages or labilities, joint or several, or any actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrants or the Warrant Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, that (i) Holdings shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to any Holder and furnished to Holdings by or on behalf of any Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "DELIVERING SELLER") who or which sold the Securities to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (A) Holdings shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (B) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which Holdings may otherwise have to such Indemnified Party.

         (b) In connection with any Registration Statement, each Holder of the Warrants, severally and not jointly, will indemnify and hold harmless Holdings and each person, if any, who controls Holdings within the meaning of the Securities Act or the Exchange Act and the directors, officers, agents and employees of such controlling persons (Holdings and each such person, "ISSUER INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities or any actions in respect thereof to which Holdings or any such controlling person or director, officers, agent or employee of such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to Holdings by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, Holdings for any legal or other expenses reasonably incurred by Holdings or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to Holdings and its controlling persons.

         (c) Promptly after receipt by an Indemnified Party under this section of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the Indemnifying Party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof the Indemnifying Party will not be liable to such Indemnified Party under this section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from liability on any claims that are the subject matter of such action. No Indemnifying Party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld, but if settled in accordance with its written consent or if there be a final judgment of the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above for any reason other than as provided in subsection
(c) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Parties on the one hand and the Indemnified Party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection, with investigating or defending any action or claim which is the subject of this Section 5.05(d). Notwithstanding any other provision of this Section 5.05(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants pursuant to the Warrant Shelf Registration Statement or the Warrant Shares pursuant to the Common Shelf Registration Statement exceeds the amount of damages which such Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.05(d), each officer, director, employee, representative and agent of an Indemnified Party and each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party, and each officer, director, employee, representative and agent of Holdings and each person, if any, who controls Holdings within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as Holdings.

         (e) The agreements contained in this section shall survive the sale of the Warrants pursuant to the Warrant Shelf Registration Statement and the sale of the Warrant Shares pursuant to the Common Shelf Registration Statement, as the case may be, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

         SECTION 5.06. ADDITIONAL ACTS. If the sale of Warrants or the issuance or sale of any Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then Holdings covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

         SECTION 5.07. EXPENSES. All expenses incident to Holdings' performance of or compliance with its obligations under this Article 5 will be borne by Holdings, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all reasonable expenses of any Persons incurred by or on behalf of Holdings in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement, the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of the Warrant Agent, (v) the fees and disbursements of counsel for Holdings and the Warrant Agent and (vi) the fees and disbursements of the independent public accountants of Holdings, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

         SECTION 5.08.  LIQUIDATED DAMAGES.  If the Registration Statement:
(i) is not filed with the Commission on or prior to the date specified for such filing in Section 5.01 hereof; (ii) has not been declared effective by the Commission within the time period specified in Section 5.01 hereof; or (iii) following the date such Registration Statement is declared effective by the Commission, shall cease to be effective, except as provided for under Section
5.02 hereof, without being restored to effectiveness by amendment or otherwise within 30 Business Days (each such event referred to in clauses (i) through (iii), a "SHELF REGISTRATION DEFAULT") to the extent permitted by applicable law, the Company shall pay as liquidated damages and not as a penalty to each Holder during the first 90-day period immediately following the occurrence, and during the continuance of such Shelf Registration Default, an amount equal to $.0025 per week per Warrant (or per such number of Warrant Shares then issuable upon exercise of or in respect of a Warrant) held by such Holder for each week or pro rata for a portion of each week thereof that the Shelf Registration Default continues. To the extent permitted by applicable law, the amount of the liquidated damages will increase by an additional $.0025 per week per Warrant (or per such number of Warrant Shares then issuable upon exercise of or in respect of a Warrant) with respect to each subsequent 90-day period until all Shelf Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.0125 per week per Warrant (or per such number of Warrant Shares then issuable upon exercise of or in respect of a Warrant).

         All accrued liquidated damages shall be paid to record Holders as of such payment date by the Company by wire transfer of immediately available funds, or by mailing a federal funds check, on each Damages Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security has been effectively registered under the Act shall survive until such time as all such obligations with respect to such security have been satisfied in full.


                                      ARTICLE 6

                                    WARRANT AGENT

         SECTION 6.01. APPOINTMENT OF WARRANT AGENT. Holdings hereby appoints the Warrant Agent to act as agent for Holdings in accordance with the express provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

         SECTION 6.02.  RIGHTS AND DUTIES OF WARRANT AGENT.

         (a) AGENT FOR HOLDINGS. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of Holdings and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

         (b) COUNSEL. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to Holdings), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

         (c) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (d) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by Holdings of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by Holdings of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by Holdings in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

         (e)  NOT RESPONSIBLE FOR ADJUSTMENTS OR VALIDITY OF STOCK.  The
Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed or provided to be employed herein or in any supplemental agreement in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to
Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of Holdings to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 4, or to comply with any of the covenants of Holdings contained in Article 4.

         SECTION 6.03. INDIVIDUAL RIGHTS OF WARRANT AGENT. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of Holdings or its affiliates or become pecuniarily interested in transactions in which Holdings or its affiliates may be interested, or contract with or lend money to Holdings or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Holdings or for any other legal entity.

         SECTION 6.04. WARRANT AGENT'S DISCLAIMER. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

         SECTION 6.05. COMPENSATION AND INDEMNITY. Holdings and the Warrant Agent have entered into an agreement pursuant to which Holdings agrees to pay the Warrant Agent from time to time compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. Holdings shall indemnify the Warrant Agent against any and all loss, liability, damage, claim or expense (including agents' and attorneys' fees and expenses) incurred by it without gross negligence, willful misconduct, or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify Holdings promptly of any claim for which it may seek indemnity. Holdings need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. Holdings' payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

         To secure Holdings' payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

         SECTION 6.06.  SUCCESSOR WARRANT AGENT.

         (a) HOLDINGS TO PROVIDE WARRANT AGENT. Holdings agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

         (b) RESIGNATION AND REMOVAL. The Warrant Agent may at any time resign by giving written notice to Holdings of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall not be less than 60 days after the date on which such notice is given unless Holdings otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of Holdings and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any resignation or removal under this Section 6.06 shall take effect upon the appointment by Holdings as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. If a successor Warrant Agent does not take office within 60 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent or the Holders of 10% of the Warrants may petition, at the expense of Holdings, any court of competent jurisdiction for the appointment of a successor.

         (c) HOLDINGS TO APPOINT SUCCESSOR. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver,custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by Holdings by an instrument in writing filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder; PROVIDED, HOWEVER, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

         (d)  SUCCESSOR TO EXPRESSLY ASSUME DUTIES.  Any successor Warrant
Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Holdings an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e)  SUCCESSOR BY MERGER.  Any corporation into which the Warrant
Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust or stock transfer assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                      ARTICLE 7

                                    MISCELLANEOUS

         SECTION 7.01. SEC REPORTS AND OTHER INFORMATION. Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings shall file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S.

corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings' compliance with any of its covenants hereunder.

         SECTION 7.02. PERSONS BENEFITTING. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than Holdings, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

         SECTION 7.03. RESTRICTIONS ON RIGHTS OF HOLDERS. Holders of unexercised Warrants are not entitled to (i) receive notice of or vote on matters submitted to the stockholders of Holdings, (ii) receive notice of any meetings of stockholders of Holdings, or (iii) receive dividends or other distributions. The Holders of Warrants are not entitled to share in the assets of Holdings in the event of liquidation, dissolution or the winding up of Holdings.

         SECTION 7.04. AMENDMENT. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as Holdings and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by Holdings or any of its Affiliates (as defined in the Indenture)). The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by Holdings or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

         SECTION 7.05. NOTICES. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier, or overnight courier guaranteeing next day delivery addressed as follows:

         if to Holdings:

              Teletrac Holdings, Inc.
              2323 Grand, Suite 1100
              Kansas City, MO  64108-2670
              Attention:  James A. Queen

         with a copy to:

              Reboul, MacMurray, Hewitt, Maynard & Kristol
              45 Rockefeller Plaza
              New York, NY  10111
              Attention:  Robert A. Schwed

         if to the Warrant Agent:

              Norwest Bank Minnesota, National Association
              Norwest Center, Sixth and Marquette
              Minneapolis, MN  55479-0069
              Attention:  Corporate Trust Administration
              Facsimile:  (612) 667-9825

         Holdings or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 7.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF. ANY ACTION ARISING OUT OF THIS AGREEMENT

SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF NEW YORK.

         SECTION 7.07. SUCCESSORS. All agreements of Holdings in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

         SECTION 7.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7.09. TABLE OF CONTENTS; HEADINGS. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 7.10. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              TELETRAC HOLDINGS, INC.


                              by_______________________________
                                  Name:
                                  Title:


                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION
                              as Warrant Agent


                              by_______________________________
                                  Name:
                                  Title:

                                                                     EXHIBIT A-3


                        {FORM OF FACE OF WARRANT CERTIFICATE}


         THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 AGGREGATE PRINCIPAL AMOUNT OF 4% SENIOR NOTES DUE 2007 OF TELETRAC, INC. (THE "NOTES") AND A WARRANT. THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) 180 DAYS AFTER THE CLOSING DATE OF THE SALE OF THE UNITS, (II) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR THE NOTES, (III) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION MAY DETERMINE, OR (IV) IN THE EVENT OF A "CHANGE IN CONTROL" (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE DATE TELETRAC, INC. MAILS THE REQUIRED NOTICE THEREOF TO THE HOLDERS OF THE NOTES.

         THE CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF TELETRAC HOLDINGS, INC. ("HOLDINGS") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (II) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), A NEW YORK CORPORATION TO HOLDINGS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB") OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE ISSUER OF SUCH SECURITY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES

LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION." THE "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. EXERCISE OF THIS WARRANT IS SUBJECT TO COMPLIANCE WITH THE COMMUNICATIONS ACT OF 1934, AS AMENDED, WHICH COMPLIANCE MAY REQUIRE APPROVAL BY THE FEDERAL COMMUNICATIONS COMMISSION OF SUCH EXERCISE. THE COMMUNICATIONS ACT OF 1934, AS AMENDED MAY PROHIBIT THE EXERCISE OF SOME OR ALL OF THE WARRANTS. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY SIMILAR TO THE EFFECT OF THIS LEGEND.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.


No. {          }                                 Certificate for ______ Warrants


                      WARRANTS TO PURCHASE CLASS A COMMON STOCK
                              OF TELETRAC HOLDINGS, INC.


         THIS CERTIFICATES THAT _______________________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Teletrac Holdings, Inc., a Delaware corporation ("Holdings"), [_____] shares of Class A Common Stock, par value $0.01 per share, of Holdings (the "Common Stock") at the per share exercise price of $0.01 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on August 1, 2007 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 6, 1997 (the "Warrant Agreement"), between Holdings and Norwest Bank Minnesota, N.A. (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of Holdings, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at Norwest Center, Sixth and Market, Minneapolis, MN 55479-0069, Attention of Corporate Trust Administration.

         Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of Holdings at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of Holdings or by wire transfer of funds to an account designated by Holdings for such purpose.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after the Separation Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if (A)(i) a shelf registration statement relating to the Common Stock underlying the Warrants is effective or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; and (B) or the exercise of the Warrants complies with the Communications Act of 1934, as amended, which compliance may require FCC approval of such exercise, PROVIDED FURTHER, however, that no Warrant shall be exercisable after August 1, 2007.

         In the event Holdings enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of Holdings, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

         As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants is subject to adjustment upon the happening of certain events.

         Holdings may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.06 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Warrant Shares.

         Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but Holdings shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would otherwise be issuable on the exercise of any Warrant.

         All shares of Common Stock issuable by Holdings upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

         The holder in whose name the Warrant Certificate is registered may be deemed and treated by Holdings and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither Holdings nor the Warrant Agent shall be affected by notice to the contrary.

         The Warrants do not entitle any holder hereof to any of the rights of a stockholder of Holdings.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                  TELETRAC HOLDINGS, INC.


                                  by__________________________________


                                  by__________________________________


DATED:

Countersigned:




- --------------------------------------------
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Warrant Agent

by__________________________________
    Authorized Signatory

                     FORM OF ELECTION TO PURCHASE WARRANT SHARES
                   (to be executed only upon exercise of Warrants)

                               TELETRAC HOLDINGS, INC.


         The undersigned hereby irrevocably elects to exercise Warrants at an exercise price per Warrant (subject to adjustment) of $___ to acquire ________ shares of Class A Common Stock, par value $0.01 per share, of Teletrac Holdings, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Teletrac Holdings, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:        , 19__/200_
                              ________________________________
                              (Signature of Owner)


                              ________________________________
                              (Street Address)


                              ________________________________
                              (City)    (State)    (Zip Code)


                              Signature Guaranteed by


                              __________________________________
                              {Signature must be guaranteed by an
                              eligible Guarantor Institution (banks,
                              stock brokers, savings and loan
                              associations and credit unions) with
                              membership in an approved guarantee
                              medallion program pursuant to Securities and Exchange Commission Rule 17Ad-5}


1. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Securities and/or check to be issued to:

Please insert social security or identifying number:

    Name: ___________________________________________________

    Street Address: _________________________________________

    City, State and Zip Code: _______________________________

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

Please insert social security or identifying number:

    Name: ___________________________________________________

    Street Address: _________________________________________

    City, State and Zip Code: _______________________________

                                                                     EXHIBIT B-1

                   [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                        BENEFICIAL INTEREST IN A REGULATION S
                              TEMPORARY GLOBAL WARRANT]

                            OWNER SECURITIES CERTIFICATION

                               TELETRAC HOLDINGS, INC.

                 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK
                      OF TELETRAC HOLDINGS, INC., CUSIP No. ___

         Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         This is to certify that, as of the date hereof, ______ of the above-captioned Warrants are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

         We undertake to advise you promptly by facsimile or tested telex on or prior to the date on which you intend to submit your certification relating to the Warrants held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of Holdings and the Initial Purchasers.

Dated:  __________, ____

By:___________________________________
   As, or as agent for, the beneficial
   owner(s) of the Warrants to which this
   certificate relates.

                                                                     EXHIBIT B-2
                          [FORM OF CERTIFICATION TO BE GIVEN
                             BY THE EUROCLEAR OPERATOR OR
                             CEDEL BANK, SOCIETE ANONYME]

                         DEPOSITARY SECURITIES CERTIFICATION

                               TELETRAC HOLDINGS, INC.

                WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK OF
                        TELETRAC HOLDINGS, INC., CUSIP No. ___


         Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         This is to certify that, with respect to U.S. _______ of the above-captioned Warrants, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons [being entitled to a portion of the principal amount of Warrants set forth above (our "Member
Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Warrant Agreement.(1)

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Global Warrant (as defined in the Warrant Agreement) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.


______________________
(1) Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

                                        B-2-1

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of Holdings and the Initial Purchasers.

                             Dated:  _____________, ____

                             Yours faithfully,

                             [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             Brussels office, as operator of the Euroclear
                             System]

                             or

                             [CEDEL BANK, SOCIETE ANONYME]


                             By____________________________

                                        B-2-2

                                                                     EXHIBIT B-3

                        [FORM OF CERTIFICATION TO BE GIVEN BY
                        TRANSFEREE OF BENEFICIAL INTEREST IN A
                        REGULATION S TEMPORARY GLOBAL WARRANT]

                         TRANSFEREE SECURITIES CERTIFICATION

                               TELETRAC HOLDINGS, INC.

                WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK OF
                        TELETRAC HOLDINGS, INC., CUSIP No. ___


         Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         For purposes of acquiring a beneficial interest in the Regulation S Temporary Global Warrant, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

         We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Warrants held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of Holdings and the Initial Purchasers.


                          Dated:  ___________, ____


                          By:_____________________________
                             As, or as agent for, the beneficial acquiror of the Warrants to which this certificate relates.

                                        B-3-1

                                                                     EXHIBIT B-4

                          FORM OF CERTIFICATION FOR TRANSFER
                         OR EXCHANGE OF RESTRICTED WARRANT TO
                        [RESTRICTED](1) [RESTRICTED GLOBAL](1)
                  [UNRESTRICTED] (2)(3) [UNRESTRICTED GLOBAL](2)(3)
                      [REGULATION S TEMPORARY GLOBAL](4) WARRANT

             (Transfers and exchanges pursuant to Section 2.08(c) and (d)
                              of the Warrant Agreement)


Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


              Re:  Warrants to Purchase Shares of Class A
                   COMMON STOCK OF TELETRAC HOLDINGS, INC.

         Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.


___________________________
(1) Use for transfer of Restricted Warrant for Unrestricted Warrant or interest in Restricted Global Warrant.

(2) Use for transfers of Restricted Warrant for Unrestricted Warrant or interest in Unrestricted Global Warrant.

(3) Use for transfer of Restricted Warrant pursuant to Rule 903 or Rule 904 after termination of Restricted Period.

(4) Use for transfers of Restricted Warrant pursuant to Rule 903 or Rule 904 prior to termination of Restricted Period.


                                        B-4-1

         This letter relates to ________ Warrants held in definitive form (CUSIP No. ____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Warrants.

         In connection with such request and in respect of such Warrants, the Transferor does hereby certify that (i) such Warrants are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), (b) Rule 144 under the Act or (c) Rule 144A under the Act, and accordingly the Transferor does hereby further certify that

              [(A) the offer of the Warrants was not made to a person in the United States;

              (B)  either:

                   (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                   (ii) the transaction was executed in, on or through the
              facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

              (C) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable; and

              (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act.](5)(6) [the Warrants have been transferred in a transaction permitted by Rule 144](7) [the transfer has


________________________
(5) Use for transfer of Restricted Warrant pursuant to Rule 903 or Rule 904 after termination of Restricted Period.

(6) Use for transfers of Restricted Warrant pursuant to Rule 903 or Rule 904 prior to termination of Restricted Period.

(7) Use for transfers of Restricted Warrant for Unrestricted Warrant or interest in
(continued...)

                                        B-4-2
         been effected pursuant to and in accordance with Rule 144A under the Act and, accordingly, the Transferor does hereby further certify that the Warrants are being transferred to a Person that the Transferor reasonably believes is purchasing the Warrants for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.](8)

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                          Dated:  ___________, ____


                          By:_____________________________
                             [Insert Name of Transferor]


                          By:_____________________________
                                        Name:
                             Title:


cc: Teletrac, Inc.

___________________
(7)(...continued)
    Unrestricted Global Warrant.

(8) Use for transfer of Restricted Warrant for Unrestricted Warrant or interest in Restricted Global Warrant.


                                        B-4-3

                                                                     EXHIBIT B-5


                        FORM OF CERTIFICATION FOR TRANSFER OR
                EXCHANGE OF RESTRICTED GLOBAL WARRANT TO REGULATION S
                               TEMPORARY GLOBAL WARRANT
                         (Exchanges or transfers pursuant to
                    Section 2.08(c)(iii) of the Warrant Agreement)

Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


              Re:  Warrants to Purchase Shares of Class A
                   Common Stock of Teletrac Holdings, Inc. (the
                   "WARRANTS")


         Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

         This letter relates to U.S. ________ which are held in the form of the Restricted Global Warrant (CUSIP No. ____) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Temporary Global Warrant (CUSIP No. __) to be held with the Depositary in the name of [Euroclear] [Cedel Bank, societe anonyme].

         In connection with such request and in respect of such Warrants, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Warrants and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

                                        B-5-1

         (1) the offer of the Warrants was not made to a person in the United States;

         [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

         [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;](1)

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                        [Insert Name of Transferor]


                        By:_____________________________
                           Name:
                           Title:

Dated:  _______________

cc: Teletrac, Inc.




_____________________
(1) Insert one of these provisions, which come from the definition of "offshore transaction" in Regulation S.

                                        B-5-2

                                                                     EXHIBIT B-6

                  FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                             RESTRICTED GLOBAL WARRANT TO
                             UNRESTRICTED GLOBAL WARRANT
                         (Exchanges or transfers pursuant to
                    Section 2.08(c)(iv) of the Warrant Agreement)

Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


                 Re:  Warrants to Purchase Shares of
                      Class A Common Stock of Teletrac
                      HOLDINGS, INC. (THE "WARRANTS")


       Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. ("Holdings") and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

       This letter relates to U.S. ________ Warrants which are held in the form of the Restricted Global Warrant (CUSIP No. ____) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the Securities for an interest in the Unrestricted Global Warrant (CUSIP No. ____).

       In connection with such request, and in respect of such Warrants, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Warrants and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

       (1) the offer of the Warrants was not made to a person in the United States;

                                        B-6-1

       [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

       [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]1

       (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

       (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

and (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, certify that the Warrants are being transferred in a transaction permitted by Rule 144 under the Securities Act.

       We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                           [Insert Name of Transferor]


                           By:_____________________________
                              Name:
                              Title:

Dated:  _______________

cc:



_____________________
(1) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                        B-6-2

                                                                  EXHIBIT B-7(1)


                           FORM OF INSTRUCTION FOR EXCHANGE

                                EXCHANGE INSTRUCTIONS

                               TELETRAC HOLDINGS, INC.

                             Warrants to Purchase Shares
                           of Class A Common Stock of _____


       Pursuant to Section 2.08(d)(vii)(2) of the Warrant Agreement, dated as of August 6, 1997 (the "Warrant Agreement"), between Teletrac Holdings, Inc. and Norwest Bank Minnesota, National Association, as Warrant Agent, [Name of Initial Purchaser] hereby requests that ________ Warrants held by you for our account in the Regulation S Temporary Global Warrant (CUSIP No. ___) (as defined in the Warrant Agreement) be exchanged for one or more Restricted [Global] Warrants [(CUSIP No. ____)] in the denominations and registered in the names of the holders requested as set forth below:

DENOMINATIONS                 REGISTERED NAME

____________________  ____________________________________

____________________  ____________________________________

____________________  ____________________________________

____________________  ____________________________________


Dated:  _______________         [Name of Initial Purchaser]


                                By:_____________________________


______________________
(1) For use prior to the exchange of a Regulation S Temporary Global Warrant for one or more Restricted Warrants.

                                        B-7-1

                                                                     EXHIBIT B-8


                          FORM OF CERTIFICATION FOR TRANSFER
                          OF RESTRICTED [GLOBAL](1) WARRANT

                               TRANSFEREE CERTIFICATION


Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


                 Re:  Warrants to Purchase Shares of Class A
                      Common Stock of Teletrac Holdings, Inc.
                      (THE "WARRANTS")

       Reference is hereby made to the Warrant Agreement, dated as of August 6, 1997, (the "Warrant Agreement"), between Teletrac Holdings, Inc. and Norwest Bank Minnesota, National Association, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

       This letter relates to ________ Restricted Warrants held in definitive form (CUSIP No. ____) (the "Transferred Warrant") by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Warrants to the undersigned transferee (the "Transferee") and the Transferee is aware that the transfer to it is being made in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

       In connection with such request and in respect of the Transferred Warrants, the Transferee does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferee does hereby further certify that the Transferee is purchasing the Transferred Warrants for its own account, or for one or more accounts with


_________________________
(1)    Include if relates to interest in Global Warrant.


                                        B-8-1
respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

       We understand that the Transferred Warrants have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred without registration under the Securities Act, except
(a)(1) to a person whom the Transferee reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A or (2) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 thereunder (if available) or (3) in a transaction outside the United States in compliance with the provisions of Regulation S under the Securities Act and
(B) in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

       We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of Telectrac Holdings, Inc. and the Initial Purchasers.

                           Dated:  _______________

                           [Insert Name of Transferee]


                           By:_____________________________
                              Name:
                              Title:

cc:    Teletrac, Inc.

                                        B-8-2